Exhibit 10.2

Execution Version

September 2, 2026

J. Kent Masters, Jr.
c/o Albemarle Corporation

RE:	Executive Chair Acknowledgment

Dear Kent:

As you know, the Board of Directors (the “Board”) of Albemarle Corporation, a Virginia corporation (the “Company”) unanimously approved the appointment of Ragnar Udd as the Successor CEO effective as of the date that the Successor CEO commences employment with the Company (the “Successor CEO Employment Commencement Date”).  In connection with the appointment of the Successor CEO, each of you and the Board desire for you to continue your employment with the Company in the role of Executive Chair of the Board as set forth in this agreement (this “Agreement”).  Capitalized terms that are used but not defined herein have the respective meanings ascribed to such terms in the Amended and Restated Executive Employment Agreement, dated as of July 30, 2025, by and between the Company and you (the “Executive Employment Agreement”).

Accordingly, in consideration of the mutual promises and covenants in this Agreement, each of you and the Company (collectively, the “Parties”) hereby agree as follows:

1.    Executive Chair.  Subject to your continued employment as the President and Chief Executive Officer of the Company through the Successor CEO Employment Commencement Date, effective as of the Successor CEO Employment Commencement Date, you shall transition from the role as President and Chief Executive Officer of the Company to Executive Chair of the Board (“Executive Chair”) and, notwithstanding Section 2 of the Executive Employment Agreement, shall not resign from either the Board or from employment with the Company as of that date.  The Parties hereby acknowledge and agree that, for purposes of the Executive Employment Agreement, your Initial Term shall be extended until the date on which the Company’s 2027 annual meeting of shareholders occurs, and that you shall serve as Executive Chair until such date and, on and following such date, shall be subject to the Board’s annual director nomination process.  As Executive Chair, you shall (i) oversee meetings of the Board and lead the 2027 annual meeting of shareholders; (ii) consult with the Successor CEO on the long-term strategy of the Company and provide transition support to the Successor CEO; (iii) coordinate with the Successor CEO to establish the Board agenda; and (iv) provide such other services as reasonably requested by the Board and/or the Successor CEO.

2.   Compensation.  Your compensation shall remain unchanged between the date hereof and the Successor CEO Employment Commencement Date and, following such date, shall continue in accordance with the terms of the Executive Employment Agreement; provided, that, you shall be eligible to receive a prorated AIP bonus for the 2027 AIP year only for the portion of the performance period elapsed prior to March 31, 2027.  For the avoidance of doubt, you shall continue to receive the same annual base salary from the date hereof until the end of your Term of Employment (as amended by this Acknowledgement).

3.    Entire Agreement.  You acknowledge and agree that this Agreement represents the complete understanding between you and the Company with respect to the terms hereof and supersedes and replaces all other oral or written prior negotiations, representations or agreements dealing with the subject matter set out herein; provided, except as otherwise provided herein, the Employment Agreement shall continue in accordance with its terms.  You acknowledge and agree that the terms and conditions of this Agreement cannot be amended, modified or supplemented except by subsequent written agreement signed by both parties.

4.    Governing Law; Miscellaneous.  Sections 12, 14, 17, and 19 of the Executive Employment Agreement are incorporated herein by reference.

5.   Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

We look forward to your service as Executive Chair and thank you for your years of leadership of and service to the Company.

Sincerely,

ALBEMARLE CORPORATION

/s/ Gerald A. Steiner
By:	Gerald A. Steiner
Title:	Lead Independent Director

Acknowledged and Agreed:

/s/ J. Kent Masters, Jr.
J. Kent Masters, Jr.

Date:	September 2, 2026